Exhibit 10.1

WAIVER AND AGREEMENT

WAIVER AND AGREEMENT, dated as of December 28, 2007 (this “Waiver and Agreement”), regarding (a) the Guaranty (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”), dated as of March 17, 2006, executed by ANTHRACITE CAPITAL, INC. (“Anthracite”) as guarantor (the “Guarantor”) in favor of BANK OF AMERICA, N.A. as the lender (the “Lender”) under the Credit Agreement (as defined below) and (b) the Credit Agreement, dated as of March 17, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among AHR CAPITAL BOFA LIMITED, a limited company organized under the laws of Ireland, as a borrower, Anthracite as the borrower agent (the “Borrower Agent”), the other borrowers from time to time party thereto and the Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guaranty or the Credit Agreement, as applicable.

RECITALS

WHEREAS, as a condition to the Credit Agreement, the Guarantor has executed the Guaranty;

WHEREAS, the Guarantor has notified the Lender that the Guarantor may not be in compliance with Section 10(a) of the Guaranty (Maintenance of Tangible Net Worth) at December 31, 2007 and has requested that the Lender waive compliance with Section 10(a) of the Guaranty at such date;

WHEREAS, the Guarantor has further notified the Lender that the Guarantor may elect the “fair value option” for valuing financial assets and liabilities under and pursuant to Statement of Financial Accounting Standards No. 159 beginning on or after January 1, 2008 (the “FAS 159 Election”);

WHEREAS, the Lender is prepared to grant the requested waiver, provided that (i) the Lender shall not be committed to make any additional Loans from and after the Waiver Effective Date (as defined below) until the Lender notifies the Borrower that additional Loans may be made and (ii) the provisions of Section 10 of the Guaranty (Covenants) are amended in a manner acceptable to the Lender prior to March 31, 2008 to take into account the effect of the FAS 159 Election in a manner acceptable to the Lender, or if the provisions of Section 10 of the Guaranty are not so amended, the provisions of Section 10 of the Guaranty shall continue to apply as if the FAS 159 Election had not been made; and

WHEREAS, the Lender agrees to waive compliance with the requirements of Section 10(a) of the Guaranty solely upon the terms and conditions provided for in this Waiver and Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Waiver of Section 10(a) (Maintenance of Tangible Net Worth).  Solely with respect to the obligation of the Guarantor to satisfy the requirements of Section 10(a) of the Guaranty at December 31, 2007, the Lender hereby waives compliance with the requirement of Section 10(a) of the Guaranty.

SECTION 2. Agreement.

(a) Until such time as the Lender notifies the Borrower and the Guarantor that the Borrower may request additional Loans, the Lender shall not be committed to make any new Loans to the Borrower.

(b) Unless the provisions of Section 10 of the Guaranty (Covenants) are amended in a manner acceptable to the Lender prior to March 31, 2008 to take into account the effect of the FAS 159 Election in a manner acceptable to the Lender, the provisions of Section 10 of the Guaranty shall continue to apply as if the FAS 159 Election had not been made.

SECTION 3. Conditions Precedent.  This Waiver and Agreement shall become effective on the date (the “Waiver Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) the Lender shall have received this Waiver and Agreement, executed and delivered by a duly authorized officer of the Guarantor, the Borrowers and the Lender; and

(b) each of the representations and warranties made and restated by the Guarantor and the Borrowers pursuant to Section 4 of this Waiver and Agreement shall be true and complete in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 4. Representations and Warranties. On and as of the date first above written, each of the Guarantor and the Borrowers hereby represents and warrants to the Lender that, after giving effect to this Waiver and Agreement (a) it is in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, (b) no Default or Event of Default has occurred and is continuing, and (c) the representations and warranties contained in Section 9 of the Guaranty and Section 5 of the Credit Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 5. Limited Effect. Except as expressly amended and modified by this Waiver and Agreement, each of the Existing Guaranty and the Existing Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Waiver Effective Date, all references therein and herein to the “Loan Documents” shall be deemed to include, in any event, this Waiver and Agreement.  Each reference to the Guaranty and/or the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Guaranty and/or the Credit Agreement as amended hereby.

SECTION 6. Counterparts.  This Waiver and Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Waiver and Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7. GOVERNING LAW.  THIS WAIVER AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Agreement to be duly executed and delivered as of the day and year first above written.

ANTHRACITE CAPITAL, INC., a Maryland corporation, as Guarantor and Borrower Agent

By:	/s/ Richard Shea
Name: Richard Shea Title: President and Chief Operating Officer

SIGNED, SEALED AND DELIVERED by the duly authorised attorney of AHR CAPITAL BOFA LIMITED, as Borrower, in the presence of:

By:	/s/ Richard Shea
Name: Richard Shea Title: Director

BANK OF AMERICA N.A., as Lender

By:	/s/ Jeffrey B. Hoyle
Name: Jeffrey B. Hoyle Title: Managing Director